                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                   MORGAN STANLEY INSURED MUNICIPAL BOND TRUST

A Special Meeting ("Meeting") of Shareholders of Morgan Stanley Insured Municipal Bond Trust, a Massachusetts business trust ("Trust"), was held on April 16, 2010. The Meeting was held for the following purposes:

(1) Elect 17 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified;

(2) Approve a new advisory agreement between the Trust and Invesco Advisors, Inc.; and

(3) Approve a new sub-advisory agreement between Invesco Advisors, Inc. and each of Invesco TriMark Ltd.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matters were as follows:

                                                             Withheld/      Broker
Matter                                        Votes For     Abstentions   Non-Votes
------                                      -------------   -----------   ---------
(1) David C. Arch........................   2,442,056.805   181,893.031      0
    Bob R. Baker.........................   2,435,460.805   188,489.031      0
    Frank S. Bayley......................   2,435,460.805   188,489.031      0
    James T. Bunch.......................   2,436,248.805   187,701.031      0
    Bruce L. Crockett....................   2,442,056.805   181,893.031      0
    Rod Dammeyer.........................   2,435,460.805   188,489.031      0
    Albert R. Dowden.....................   2,435,460.805   188,489.031      0
    Jack M. Fields.......................   2,439,758.805   184,191.031      0
    Martin L. Flanagan...................   2,347,374.805   276,575.031      0
    Carl Frischling......................   2,430,403.805   193,546.031      0
    Prema Mathai-Davis...................   2,435,809.805   188,140.031      0
    Lewis F. Pennock ....................   2,430,403.805   193,546.031      0
    Larry Soll...........................   2,435,468.805   188,481.031      0
    Hugo F. Sonnenschein.................   2,432,928.805   191,021.031      0
    Raymond Stickel, Jr..................   2,441,268.805   182,681.031      0
    Philip A. Taylor ....................   2,348,032.805   275,917.031      0
    Wayne W. Whalen......................   2,427,616.805   196,333.031      0

                                                               Votes       Withheld/       Broker
Matter                                         Votes For      Against     Abstentions    Non-Votes
------                                      -------------   -----------   -----------   -----------
(2) Approve a new advisory  agreement
       between the Trust and Invesco
       Advisors, Inc.....................   2,052,863.836   142,940.000   101,405.000   326,741.000

                                                                             Withheld/       Broker
Matter                                        Votes For     Votes Against   Abstentions    Non-Votes
------                                      -------------   -------------   -----------   -----------
(3)
    Approve a new sub-advisory agreement
    between Invesco Advisors, Inc. and
    each of Invesco TriMark Ltd.; Invesco
    Asset Management Deutschland, GmbH;
    Invesco Asset Management Limited;
    Invesco Asset Management (Japan)
    Limited; Invesco Australia Limited;
    Invesco Hong Kong Limited; Invesco
    Institutional (N.A.), Inc.; and
    Invesco Senior Secured Management,
    Inc..................................   2,047,533.836     146,520.000   103,155.000   326,741.000

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on February 26, 2010 with the SEC under Accession number 0000950123-10-018357.